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                                EXHIBIT 10.25.8
                                Promissory Note

$32,500.00                                                        March __, 2000

     Jon Abbott (the Maker) promises to pay to the order of Silver Diner, Inc. (the Payee) the principal sum of Thirty Two Thousand Five Hundred Dollars ($32,500.00) without interest, as set forth in this Note (the "Loan Amount").

     Section 1.  Payment Terms

     (a)  Principal. The Loan Amount shall be repayable in full within thirty
(30) days if Maker terminates his employment with Payee or Payee terminates Maker's employment with Payee for Maker's refusal to carry out his reasonable duties and responsibilities. Payee may apply any amount payable to Maker under that certain Stock Purchase Agreement between Maker and Payee of even date herewith to repayment of the Note. If Maker's employment with Payee has not terminated on or before December 31, 2001, then the Loan Amount shall be forgiven by Payee and Maker's obligations under this Note shall terminate.

     Section 2.  Default

     The failure of the Maker to pay when due any principal on this Note and the continuation of such failure for 10 days after notice of such failure shall constitute a default under this Note. Whenever there is a default under this Note, the Payee or other holder of this Note (the Holder) may, at its option, declare the amounts due under this Note immediately due and payable, and exercise any or all rights and remedies available to it hereunder or under applicable laws.

     Section 3.  Place of Payment and Notices

     (a) Place of Payment. All payments on this Note shall be paid at the offices of the Payee set forth for notices in subsection (b), or such other place as may be specified by the Holder from time to time.

     (b) Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be deemed given 3 days after the date of mailing. Notices or other communications sent in any other manner shall be given only when actually received.

     Maker:              Jon Abbott
                                 __________________________
                                 __________________________

     Payee:                      Silver Diner, Inc.

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                             11806 Rockville Pike
                           Rockville, Maryland 20852

     Section 4.  Miscellaneous

     Each right, power and remedy of the Payee under this Note or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Payee of any or all such other rights, powers or remedies. No failure or delay by the Payee to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach hereof or default hereunder shall constitute a waiver thereof, or preclude the Payee from exercising any such right, power or remedy. No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the party to be charged. If it becomes necessary to employ counsel to collect this obligation, the Maker agrees to pay reasonable attorneys' fees for legal services involved. The Maker and each endorser, guarantor, accommodation party and surety of this Note hereby waive demand, presentment for payment, protest, notice of dishonor and notice of protest. This Note shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of any other provision. This Note shall be deemed to made in, and shall be governed by the laws of, the State of Maryland.

     Section 5.  No Personal Liability

     Maker's liability under this Note is limited to the stock pledged as collateral hereunder and no claim can be made against Maker for any deficiency should the value of Maker's shares of Payee's Common Stock, if purchased by the Payee or otherwise disposed of, be less than the Loan Amount.


                                       _________________________
                                       Jon Abbott, Maker